PROXY
CANCERVAX CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2006
     The undersigned stockholder of CancerVax Corporation, a Delaware corporation (the “Company”), hereby appoints David F. Hale and William R. LaRue, and each of them, as proxies for the undersigned with full power of substitution, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of the Company’s Common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of the Company’s stockholders to be held on May 3, 2006 and any adjournment or postponement thereof, with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your CANCERVAX CORPORATION account online.
Access your Cancervax Corporation stockholder account online via Investor ServiceDirect ® (ISD).
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•	View account status
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The Board of Directors recommends a vote FOR Proposal Nos. 1 through 7.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 5 AND FOR PROPOSAL NOS. 1, 2, 3, 4, 6, and 7.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of CancerVax common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 6, 2006 and amended as of March 17, 2006, by and among CancerVax, Carlsbad Acquisition Corporation, a wholly-owned subsidiary of CancerVax, Micromet, Inc. and Micromet AG, as described in the attached proxy statement/prospectus, and the resulting change of control of CancerVax.	☐	☐	☐

2.	To approve an amendment to CancerVax’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 150,000,000 shares, which represents an additional 75,000,000 shares, as described in the attached proxy statement/prospectus.	☐	☐	☐

3.	To authorize the board of directors of CancerVax to amend in its discretion CancerVax’s amended and restated certificate of incorporation to effect a reverse stock split of the CancerVax common stock, at a ratio within the range of 1:2 to 1:4, and at such ratio to be determined by the board of directors of CancerVax, as described in the attached proxy statement/prospectus.	☐	☐	☐

4.	To approve an amendment to CancerVax’s amended and restated certificate of incorporation to change the name of “CancerVax Corporation” to “Micromet, Inc.”	☐	☐	☐

FOR ALL
		NOMINEES	WITHHELD
		(except as set	FROM ALL
		forth below)	NOMINEES

5.	To elect three CancerVax directors for a three-year term to expire at the 2009 annual meeting of stockholders; However, if the merger is completed, the board of directors of CancerVax will consist of the nine people identified in the accompanying proxy statement / prospectus. The present board of directors of CancerVax has nominated and recommends for election as director the following persons:	☐	☐

01 David F. Hale 02 Donald L. Morton, M.D. 03 Michael G. Carter, M.B., Ch.B., F.R.C.P
WITHHELD FOR (Write that nominee’s name in the space provided below).

		FOR	AGAINST	ABSTAIN

6.	To ratify the selection of Ernst & Young LLP as CancerVax’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

7.	To adjourn the annual meeting to a later date, if necessary, to solicit additional proxies in the event there are insufficient shares present in person or by proxy voting in favor of Proposal Nos. 1 through 6.	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.
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PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature	Signature	Date

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.
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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/cnvx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.